1 Carlyle Secured Lending, Inc. Quarterly Earnings Presentation March 31, 2026

Disclaimer and Forward-Looking Statement This presentation (the “Presentation”) has been prepared by Carlyle Secured Lending, Inc. (together with its consolidated subsidiaries, “we,” “us,” “our,” “CGBD” or the “Company”) (NASDAQ: CGBD) and may only be used for informational purposes only. This Presentation should be viewed in conjunction with the earnings conference call of the Company held on May 11, 2026 and the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2026. The information contained herein may not be used, reproduced, referenced, quoted, linked by website, or distributed to others, in whole or in part, except as agreed in writing by the Company. This Presentation does not constitute a prospectus and should under no circumstances be understood as an offer to sell or the solicitation of an offer to buy our common stock or any other securities nor will there be any sale of the common stock or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction. This Presentation provides limited information regarding the Company and is not intended to be taken by, and should not be taken by, any individual recipient as investment advice, a recommendation to buy, hold or sell, or an offer to sell or a solicitation of offers to purchase, our common stock or any other securities that may be issued by the Company, or as legal, accounting or tax advice. An investment in securities of the type described herein presents certain risks. This Presentation may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward- looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make them. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission (the “SEC”), and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Information throughout the Presentation provided by sources other than the Company (including information relating to portfolio companies) has not been independently verified and, accordingly, the Company makes no representation or warranty in respect of this information. The following slides contain summaries of certain financial and statistical information about the Company. The information contained in this Presentation is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in this Presentation. CGBD is managed by Carlyle Global Credit Investment Management L.L.C. (the “Investment Adviser”), an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group Inc. (together with its affiliates, “Carlyle”). This Presentation contains information about the Company and certain of its affiliates and includes the Company’s historical performance. You should not view information related to the past performance of the Company as indicative of the Company’s future results, the achievement of which is dependent on many factors, many of which are beyond the control of the Company and the Investment Adviser and cannot be assured. There can be no assurances that future dividends will match or exceed historical rates or will be paid at all. Further, an investment in the Company is discrete from, and does not represent an interest in, any other Carlyle entity. Nothing contained herein shall be relied upon as a promise or representation whether as to the past or future performance of the Company or any other Carlyle entity. 2

• As of 3/31/26, the total fair value of the portfolio decreased to $2.3 billion, primarily due to sales to Credit Fund • The portfolio consisted of 171 portfolio companies with a weighted average yield of 10.0%(3) • CGBD originated investments of $217.5 million during Q1'26, with a weighted average yield of 9.0%(4) • Total repayments and sales during Q1'26 were $216.0 million with a weighted average yield of 9.2%(4) • Structured Credit Partners (1) purchased over $1.0 billion of first lien, senior secured, broadly syndicated loans, (2) priced two CLOs that provide long-term non-mark-to-market, and predominately investment- grade rated CLO debt, and (3) produced an annualized yield of 10.7% to CGBD • Credit Fund continues to grow and now has investments of $1.0 billion, including $153.2 million in purchases from CGBD in Q1'26, driving an annualized yield of 15.3% to CGBD • As of 3/31/26, non-accrual investments decreased to 1.0% and 0.9% of the total portfolio based on amortized cost and fair value, respectively • We repurchased [0.8 million of additional shares in 2026 for $8.8 million resulting in an additional $0.05 per share of accretion based on 12/31/2025 NAV and increasing our inception to date share repurchases to $198.9 million](5) • Repurchased $18.5 million of shares during the quarter at an average discount to 12/31/2025 NAV per share of 26.0% resulting in $0.09 per share of NAV accretion. As of 3/31/2026, we have repurchased $190.1 million of shares inception to date and we continue to repurchase shares following quarter end • In February, the Board approved an upsize of our stock repurchase program for an additional $100.0 million to a size of $300.0 million • In February, we closed a new $200.0 million credit facility for Credit Fund with an attractive cost of debt of SOFR + 1.80% Q1 2026 Quarterly Highlights 3 Note: Per share amounts within this presentation apply to common shares of the Company unless otherwise noted. (1) Net investment income after adjusting for the effect of amortization on asset acquisition accounting is defined as Adjusted Net Investment Income. See appendix for a description of non-GAAP measures. (2) Refer to page 13 for further details around spillover income (3) Weighted average yields exclude investments placed on non-accrual status. Weighted average yields of income producing investments include Middle Market Credit Fund ("Credit Fund") and Structured Credit Partners JV, LLC ("SCP" and together with Credit Fund, the "Investment Funds"),as well as income producing equity investments. (4) Weighted average yield includes transactions with Credit Fund as detailed on page 6. • We generated $0.36 per common share of net investment income on both a GAAP basis and after adjusting for asset acquisition accounting(1) • NAV per share was $15.89 as of 3/31/26, compared to NAV per share of $16.26 as of 12/31/25. The decline was primarily from unrealized losses due to widening spreads • We declared our quarterly dividend of $0.35 for Q2'26 equating to an annualized dividend yield of 12.8% on our stock price as of 3/31/26, which continues to be supported by an estimated $0.70 per share in spillover income(2) First Quarter Results Portfolio & Investment Activity Liquidity & Capital Activity Recent Developments

Quarterly Operating Results Detail

(Dollar amounts in thousands, except per share data)	QI 2025	Q2 2025	Q3 2025	Q4 2025	QI 2026
SUMMARY INCOME STATEMENT					
Total investment income	$ 54,864	$ 67,281	$ 66,509	$ 66,913	$ 64,079
Total expenses[(1)]	(34,061)	(39,031)	(39,670)	(42,885)	(38,875)
Net Investment Income[(1)]	**$ 20,803**	**$ 28,250**	**$ 26,839**	**$ 24,028**	**$ 25,204**
Acceleration of debt issuance costs, net of incentive fee impact	—	—	—	1,691	—
Amortization of premium/discount on acquired assets	321	(114)	511	106	178
Adjusted Net Investment Income[(1)(2)]	**$ 21,124**	**$ 28,136**	**$ 27,350**	**$ 25,825**	**$ 25,382**
Net Investment Income[(1)]	**$ 20,803**	**$ 28,250**	**$ 26,839**	**$ 24,028**	**$ 25,204**
Net realized and change in unrealized gains (losses)	(7,575)	(13,620)	(2,936)	(6,643)	(29,422)
Net increase (decrease) in net assets resulting from operations[(1)]	**$ 13,228**	**$ 14,630**	**$ 23,903**	**$ 17,385**	**$ (4,218)**
Acceleration of debt issuance costs, net of incentive fee impact	—	—	—	1,691	—
Amortization of premium/discount on acquired assets	321	(114)	511	106	178
Reversal of unrealized appreciation from the amortization on acquired assets	(321)	114	(511)	(106)	(178)
Adjusted Net Income[(1)(2)]	**$ 13,228**	**$ 14,630**	**$ 23,903**	**$ 19,076**	**$ (4,218)**
SUMMARY PER SHARE METRICS					
Net Investment Income per Common Share[(1)]	**$ 0.40**	**$ 0.39**	**$ 0.37**	**$ 0.33**	**$ 0.36**
Acceleration of debt issuance costs, net of incentive fee impact	—	—	—	0.02	—
Amortization of premium/discount on acquired assets	0.01	—	0.01	0.01	0.00
Adjusted Net Investment Income per Common Share[(1)(2)]	**$ 0.41**	**$ 0.39**	**$ 0.38**	**$ 0.36**	**$ 0.36**
Net Income (Loss) per Common Share[(1)]	**$ 0.25**	**$ 0.20**	**$ 0.33**	**$ 0.24**	**$ (0.06)**
Acceleration of debt issuance costs, net of incentive fee impact	—	—	—	0.02	—
Amortization of premium/discount on acquired assets	0.01	—	0.01	0.01	0.00
Reversal of unrealized appreciation from the amortization on acquired assets	(0.01)	—	(0.01)	(0.01)	(0.00)
Adjusted Net Income per Common Share[(1)(2)]	**$ 0.25**	**$ 0.20**	**$ 0.33**	**$ 0.26**	**$ (0.06)**
Weighted average shares of common stock outstanding	**51,923**	**72,903**	**72,903**	**72,618**	**70,908**

Please refer to the Company's Form 10-Q and Form 10-K for more information.
(1) Inclusive of the preferred stock dividend which was exchanged for common shares in Q1 2025. (2) See appendix for a description of non-GAAP measures.

4

Quarterly Financial Condition Detail

(Dollar amounts in thousands, except per share data)	QI 2025	Q2 2025	Q3 2025	Q4 2025	QI 2026
SUMMARY BALANCE SHEET					
Total investments, at fair value	$ 2,245,626	$ 2,334,961	$ 2,422,630	$ 2,463,922	$ 2,277,105
Cash, cash equivalents and restricted cash	250,883	49,218	52,268	76,493	97,241
Other assets	37,299	190,498	83,028	249,752	183,267
Total Assets	**$ 2,533,808**	**$ 2,574,677**	**$ 2,557,926**	**$ 2,790,167**	**$ 2,557,613**
Debt and secured borrowings[1]	1,247,186	1,309,518	1,306,757	1,531,210	1,379,555
Accrued expenses and liabilities	74,233	67,301	58,569	91,569	61,497
Total Liabilities	**$ 1,321,419**	**$ 1,376,819**	**$ 1,365,326**	**$ 1,622,779**	**$ 1,441,052**
Net Assets	**$ 1,212,389**	**$ 1,197,858**	**$ 1,192,600**	**$ 1,167,388**	**$ 1,116,561**
Common shares outstanding at end of period	72,903	72,903	72,903	71,807	70,271
Net Asset Value available to Common	**$ 16.63**	**$ 16.43**	**$ 16.36**	**$ 16.26**	**$ 15.89**
LEVERAGE					
Debt to Equity	**1.04x**	**1.10x**	**1.10x**	**1.32x**	**1.25x**
Net Financial Leverage[2]	**0.87x**	**0.97x**	**1.05x**	**1.13x**	**1.06x**
TOTAL INVESTMENT PORTFOLIO BY ASSET TYPE [3][4]					
First lien debt	83.4%	85.6%	85.7%	83.7%	83.4%
Second lien debt	5.8%	3.9%	3.9%	3.9%	3.4%
Equity	5.4%	5.4%	5.4%	5.8%	6.9%
Investment funds	5.4%	5.1%	5.0%	6.6%	6.3%
Total	**100.0%**	**100.0%**	**100.0%**	**100.0%**	**100.0%**
Investment funds - First lien debt held	99.9%	100.0%	99.9%	99.9%	99.8%
Senior secured exposure[5]	94.4%	94.5%	94.6%	94.2%	94.5%

Please refer to the Company's Form 10-Q and Form 10-K for more information.

(1) Inclusive of deferred financing costs and the effective interest rate swap hedge. (2) Net financial leverage adjusts for net working capital at period end, which was $214.5 million as of March 31, 2026. (3) At quarter end. (4) As a percentage of fair value. (5) Represents CGBD's exposure to the respective underlying portfolio companies, including CGBD's proportionate share of the portfolio companies held in Credit Fund and SCP.

5

Origination Activity Detail

(Dollar amounts in thousands and based on par)	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
NEW INVESTMENT FUNDINGS BY ASSET TYPE [1]					
First lien debt	$ 173,719	$ 372,335	$ 250,365	$ 389,055	$ 197,847
Second lien debt	988	1,056	1,142	1,155	740
Equity[2]	3,598	2,344	8,906	14,536	18,909
CSL III Merger	487,879	—	—	—	—
Credit Fund II Purchase	198,824	—	—	—	—
Total	**$ 865,008**	**$ 375,735**	**$ 260,413**	**$ 404,746**	**$ 217,496**
Weighted Average Yield at Amortized Cost[3][4]	**9.8%**	**10.0%**	**9.5%**	**8.8%**	**9.0%**
SALES & REPAYMENTS BY ASSET TYPE [1]					
First lien debt	$ (171,891)	$ (99,904)	$ (136,103)	$ (206,070)	$ (202,327)
Second lien debt	(9,341)	(38,090)	—	—	(11,702)
Equity[2]	(6,415)	(11)	(7,255)	(5,919)	(1,991)
Total	**$ (187,647)**	**$ (138,005)**	**$ (143,358)**	**$ (211,989)**	**$ (216,020)**
Weighted Average Yield at Amortized Cost[4]	**10.9%**	**10.9%**	**10.4%**	**9.8%**	**9.2%**
Net Investment Activity	**$ 677,361**	**$ 237,730**	**$ 117,055**	**$ 192,757**	**$ 1,476**
PURCHASES AND SALES WITH INVESTMENT FUNDS					
Purchases from Investment Funds	$ —	$ —	$ —	$ 8,488	$ —
Sales to Investment Funds	(89,348)	(150,309)	(47,636)	(215,176)	(153,236)
Structured Credit Partners	—	—	—	—	19,799
Credit Fund Mezzanine Loan	—	—	—	40,500	(40,500)
Credit Fund Return of Capital	(62,500)	—	—	—	—
Net Investment Fund Activity	**$ (151,848)**	**$ (150,309)**	**$ (47,636)**	**$ (166,188)**	**$ (173,937)**
Weighted Average Yield on Debt Investments at Amortized Cost[5][6]	**10.8%**	**10.6%**	**10.3%**	**9.7%**	**9.6%**
Weighted Average Yield on Income Producing Investments at Amortized Cost[5][6]	**10.9%**	**10.9%**	**10.6%**	**10.1%**	**10.0%**

Please refer to the Company's Form 10-Q and Form 10-K for more information. No assurance is given that the Company will continue to achieve comparable results.
(1) Excludes activity between the Company and the Investment Funds with the exception of the investments assumed as part of the Credit Fund II Purchase. (2) Based on cost paid/proceeds received from equity activity. (3) Excludes the effect of the CSL III Merger and Credit Fund II Purchase. (4) Weighted average yield includes transactions with Credit Fund. (5) Weighted average yields represent yields of the Company and exclude investments on non-accrual status. Weighted average yields of income producing investments include Credit Fund and SCP. (6) At period end.

6

Portfolio Highlights

Total investments at fair value ($mm)	$2,277
Weighted Average Yield on Income Producing Investments at Amortized Cost[1]	10.0%
Number of investments	248
Number of portfolio companies	171
Average exposure by portfolio company[2]	0.6%
Non-accrual investments[2]	0.9%

Floating Rate[3]
99.6%

Senior Secured Exposure[3]
94%

Company EBITDA[4] (Median)
$100mm

Sponsored
95%

Key Statistics

Asset Mix[2]

Portfolio

Industry Exposure[2][3]



First Lien Debt
Second Lien Debt
Equity Investments
Investment Funds
83%
4%
7%
6%



Healthcare & Pharmaceuticals
Software
Diversified Financial Services
Business Services
Consumer Services
High Tech Industries
Leisure Products & Services
Capital Equipment
All Others
16%
11%
10%
9%
8%
7%
5%
5%
29%

Note: *Information presented is as of March 31, 2026 (1) Weighted average yields exclude investments placed on non-accrual status. Weighted average yields on income producing investments include Credit Fund, and SCP as well as income producing equity investments. (2) As a percentage of fair value. (3) Represents CGBD's exposure to the respective underlying portfolio companies, including CGBD's proportionate share of the portfolio companies held in Credit Fund and SCP. (4) Excludes equity positions, loans on non-accrual, unfunded commitments, and certain asset-backed, asset-based, and recurring revenue loans.*

7

• During Q1'26, Credit Fund's portfolio growth was driven by $153 million in purchases from CGBD as well as direct originations. Total portfolio size increased to $1,020 million with no management fees or incentive fees charged to the vehicle • Credit Fund closed a new $200 million subscription facility with an attractive cost of funds of SOFR +1.80% • In May 2026, we increased our total commitments at the PNC Facility to $1,200 million 28% 31% 41% Top 10 Investments Next 11-25 Remaining Investments 12% 12% 8% 7% 7% 6%5% 4% 39% Diversified Financial Services Business Services Consumer Services Healthcare & Pharmaceuticals Construction & Building High Tech Industries Software Capital Equipment All Others Overview of Credit Fund Note: Information presented is as of March 31, 2026 (1) Net financial leverage, which adjusts for the net working capital position at period end of $98.0 million, was calculated based on $261.0 million of subordinated loans (2) Represents weighted average cost of borrowings across the credit facility and the subscription facility. (3) Weighted average yields at cost of the debt investments include the effect of accretion of discounts and amortization of premiums and are based on interest rates as of period end. Weighted average yields exclude investments placed on non-accrual status. Actual yields earned over the life of each investment could differ materially from the yields presented above. (4) As a percentage of fair value. 8 Diversification by Borrower Diversification by Industry Key Statistics - Credit Fund CGBD Investment at cost ($mm) $131 CGBD ownership 50.0% % of CGBD Portfolio 5.4 % Net Financial Leverage(1) 3.17x Weighted average cost of debt(2) SOFR +1.62% Annualized dividend yield to CGBD 15.3 % Portfolio Statistics - Credit Fund Investments, at fair value ($mm) $1,020 Portfolio companies 60 Floating rate 100.0 % First lien 99.7 % Yield of debt investments at cost(3) 8.9 % Non-accrual(4) 0.2%

Overview of Structured Credit Partners

- SCP purchased over $1.0 billion[1] of first lien, senior secured, broadly syndicated loans
- Priced two CLOs that provide long-term, non-mark-to-market, and predominately investment-grade rated CLO debt at an average cost of SOFR + 1.59%
- There are no management or incentive fees charged at SCP and its underlying CLOs

Key Statistics – Structured Credit Partners	
CGBD Investment at cost ($mm)	$20
CGBD ownership[2]	45%
% of CGBD Portfolio	0.9%
Weighted average cost of debt[3]	SOFR + 1.05%
Annualized dividend yield to CGBD	10.7%

Portfolio Statistics – Structured Credit Partners	
Investments, at fair value ($mm)[1]	$1,028
Portfolio companies	334
Floating rate	100.0%
First lien	100.0%
Weighted average investment spread[4]	SOFR + 2.89%

Diversification by Borrower



Top 10 Investments
Next 11-25
Remaining Investments
9%
10%
81%

Diversification by Industry



Business Services
Diversified Financial Services
Consumer Services
High Tech Industries
Wholesale
Leisure Products & Services
Healthcare & Pharmaceuticals
Capital Equipment
All Others
13%
12%
8%
7%
7%
7%
6%
6%
34%

Note: Information presented is as of March 31, 2026 (1) Includes $683.4 million of investments purchased but unsettled as of March 31, 2026. (2) Represents CGBD's economic ownership in SCP as of March 31, 2026. CGBD has a 25% voting interest in SCP through its investment in SCP's class A shares. (3) Represents the cost of debt on SCP's warehouse facilities as of March 31, 2026. (4) Based on amortized cost.

9

Funding and Capital Management Overview

100% of our balance sheet leverage is floating rate and we have limited maturities on our financing facilities until Q1 2030[2]

Overview of Balance Sheet Financing

As of March 31, 2026	Commitment	Outstanding	Maturity Date	Pricing[1]
Credit Facility	$960	$415	3/12/2030[2]	SOFR + 1.88%
CLO 2015-1N[3]	$380	$380	7/1/2036	SOFR + 1.94%
2030 Senior Notes	$300	$300	2/18/2030	SOFR + 3.23%[4]
2031 Senior Notes	$300	$300	2/15/2031	SOFR + 2.31%[4]
Total / Weighted Average[5]	**$1,940**	**$1,395**	**5.7 years**	**SOFR + 2.28%**

Upcoming Debt Maturities, by Commitment



$135
$1,125
$680
2026
2027
2028
2029
2030
2031 or Later
Credit Facility
Senior Notes
CLO 2015-1N Debt

% of Committed Balance Sheet Leverage Available



28%

% of Utilized Balance Sheet Leverage With Non-Mark-To-Market[6]



70%

(1) SOFR borrowings are subject to an additional spread adjustment. (2) $135,000 of the $960,000 in commitments will mature on May 25, 2027. (3) Amounts exclude $30 million of Class C-R Notes retained by the Company. (4) Represents the floating interest rate paid by the Company as part of the interest rate swap agreement. The stated interest rate of the 2030 senior notes is 6.75% and the stated interest rate of the 2031 senior notes is 5.75%. (5) Weighted average maturity and pricing amounts are calculated based on amount outstanding. (6) Represents the CLO 2015-1N, the 2030 Senior Notes, and the 2031 Senior Notes.

10

Net Asset Value Per Share Bridge

Q1 2026



Adjusted NII $0.36
$16.26
$0.36
$0.00
$(0.40)
$(0.42)
$0.00
$0.09
$15.89
December 31, 2025 NAV
Net Investment Income
Non-GAAP Net Investment Income Adjustments (1)
Dividend Declared
Net Realized and Unrealized Gain (Loss)
Non-GAAP Net Investment Income Adjustments (1)
Accretion from Share Repurchases
March 31, 2026 NAV

LTM Q1 2026



Adjusted NII $1.49
$16.63
$1.45
$0.04
$(1.60)
$(0.74)
$(0.04)
$0.15
$15.89
March 31, 2025 NAV
Net Investment Income
Non-GAAP Net Investment Income Adjustments (1)
Dividend Declared
Net Realized and Unrealized Gain (Loss)
Non-GAAP Net Investment Income Adjustments (1)
Accretion from Share Repurchases
March 31, 2026 NAV

Note: The net asset value per share and dividends declared per share are based on the shares outstanding at each respective quarter-end. Net investment income per share and net change in realized and unrealized gain (loss) per share are based on the weighted average number of shares outstanding for the period. Totals may not sum due to rounding.

(1) Non-GAAP Net Investment Income Adjustments included (i) the amortization/accretion resulting from the new cost basis of the investments acquired and accounted for under the acquisition method of accounting in accordance with ASC 805 and (ii) the one-time purchase or non-recurring investment income and expense events, including the effects on incentive fees. See appendix for a description of non-GAAP measures.

11

Risk Rating Distribution

- As of March 31, 2026, four borrowers were on non-accrual status, representing 0.9% of total investments at fair value and 1.0% at amortized cost, compared to 1.2% and 1.8%, respectively, as of the prior period

PORTFOLIO RISK RATINGS

(Dollar amounts in thousands)	December 31, 2025		March 31, 2026	
Internal Risk Rating	**Fair Value**	**% of Fair Value**	**Fair Value**	**% of Fair Value**
1	$—	—%	$—	—%
2	2,011,980	93.3%	1,803,165	91.2%
3	114,456	5.3%	154,174	7.8%
4	20,240	0.9%	20,617	1.0%
5	10,301	0.5%	0	0.0%
Total	**$2,156,977**	**100.0%**	**$1,977,956**	**100.0%**

RATING	DEFINITION
1	Borrower is operating above expectations, and the trends and risk factors are generally favorable.
2	Borrower is operating generally as expected or at an acceptable level of performance. The level of risk to our initial cost basis is similar to the risk to our initial cost basis at the time of origination. This is the initial risk rating assigned to all new borrowers.
3	Borrower is operating below expectations and level of risk to our cost basis has increased since the time of origination. The borrower may be out of compliance with debt covenants. Payments are generally current although there may be higher risk of payment default.
4	Borrower is operating materially below expectations and the loan's risk has increased materially since origination. In addition to the borrower being generally out of compliance with debt covenants, loan payments may be past due, but generally not by more than 120 days. It is anticipated that we may not recoup our initial cost basis and may realize a loss of our initial cost basis upon exit.
5	Borrower is operating substantially below expectations and the loan's risk has increased substantially since origination. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. It is anticipated that we will not recoup our initial cost basis and may realize a substantial loss of our initial cost basis upon exit.

12

Stock and Dividend Information

- As of Q1'26, we have an estimated $49.2 million or $0.70 per share of spillover income[1] available to continue to support our quarterly dividend
- We repurchased $18.5 million of shares during Q1'26, plus an additional $8.8 million in Q2'26.[2] Total repurchases were $41.2 million[2] since restarting our stock repurchase program in November 2025
- Repurchases in Q1'26 were at an average discount to 12/31/2025 NAV per share of 26.0% resulting in $0.09 per share of NAV accretion

Ticker	Exchange	Shares Outstanding[2]	Market Cap[2]	Annualized Dividend Yield[3]	ITD Share Repurchases[2][4]	Share Repurchases Remaining[2][5]
CGBD	NASDAQ	69M	$801M	8.8%	$199M	$101M

Historical Dividend Data



Q4'20: $0.32 / $0.04
Q1'21: $0.32 / $0.05
Q2'21: $0.32 / $0.04
Q3'21: $0.32 / $0.06
Q4'21: $0.32 / $0.07
Q1'22: $0.32 / $0.08
Q2'22: $0.32 / $0.08
Q3'22: $0.34 / $0.06
Q4'22: $0.36 / $0.08
Q1'23: $0.37 / $0.07
Q2'23: $0.37 / $0.07
Q3'23: $0.37 / $0.07
Q4'23: $0.37 / $0.07
Q1'24: $0.40 / $0.08
Q2'24: $0.40 / $0.07
Q3'24: $0.40 / $0.07
Q4'24: $0.40 / $0.05
Q1'25: $0.40 / $0.05
Q2'25: $0.40
Q3'25: $0.40
Q4'25: $0.40
Q1'26: $0.40
Spillover Income: $0.70
Base Dividend
Supplemental Dividend

Note: Historical dividend data for dividends declared prior to the period shown are available on the Company's website at carlylesecuredlending.com. There can be no assurance that the Company will continue to achieve comparable results.
(1) Spillover income is sum of the excess 2025 U.S. federal taxable income available for carry over into 2026 and the current taxable income for 2026. 2026 taxable income is estimated based on current year to date activity and cannot be confirmed until after the close of the tax year. (2) As of May 8, 2026. (3) Based on the 2Q26 dividend declared. (4) Represents shares repurchased as part of the Company's Stock Repurchase Program, which was originally approved on November 5, 2018. (5) Represents the maximum value that may be repurchased as part of the Company's Stock Repurchase Program as of May 8, 2026.

13

CGBD NAV Preservation $16.56 $16.26 Q4'19 NAV/Share Q4'25 $12.00 $12.50 $13.00 $13.50 $14.00 $14.50 $15.00 $15.50 $16.00 $16.50 $17.00 Past performance is not indicative of future results. For illustrative purposes only. There is no assurance that market trends will continue. BDC Peers include 15 externally managed, publicly traded BDCs with market capitalizations over $750 million with pre-COVID IPO dates and excludes BDCs with reverse stock splits during the period. Information is sourced from public filings. Historical Net Asset Value Information 14 BDC Peers NAV Decline $15.73 $14.02 Q4'19 NAV/Share Q4'25 $12.00 $12.50 $13.00 $13.50 $14.00 $14.50 $15.00 $15.50 $16.00 $16.50 $17.00 (10.9)% (1.8)% CGBD NAV per share has outperformed the BDC peers NAV per share since 2019

15 Appendix

Carlyle Firm Overview[1]

Firm Overview

Founded:	1987
AUM:	$475 bn
Employees:	2,500+
Investment Professionals[2]:	775+
Offices / Continents:	28 / 4

Global Credit	$209 bn AUM[3]	*210+ Investment professionals[4]*
Global Private Equity	$159 bn AUM	*435+ Investment professionals*
Carlyle AlpInvest	$107 bn AUM	*120+ Investment professionals*

The Carlyle Edge

- ✓ **Reach:** "One Carlyle" Global Network
- ✓ **Expertise:** Deep Industry Knowledge
- ✓ **Impact:** Executive Operations Group
- ✓ **Data:** Portfolio Intelligence

Global Investment Platform



Note: AUM numbers may not sum to total due to rounding. Certain communications between Carlyle Global Credit and investment professionals in other business segments may be restricted in accordance with Carlyle's information barrier policy. ***Past performance is not indicative of future results and there can be no assurance that any trends will continue.***

(1) Firm data as of March 31, 2026 (2) Total includes Investment Professionals in the Executive Group (3) Carlyle Global Credit AUM includes $85.7 billion of insurance related assets (4) Includes 11 professionals in the Carlyle Global Credit Capital Markets group.

Note: AUM may differ from any comparable "AUM" disclosure in other non-public or public sources (including public regulatory filings.). Certain communications between Carlyle Global Credit and investment professionals in other business segments may be restricted in accordance with Carlyle's information barrier policy. Statements about "Carlyle edge" are opinions and beliefs of Carlyle, and should not be relied upon as a promise or representation as to past or future performance.

16

Carlyle Global Credit Platform

CARLYLE GLOBAL CREDIT – $209BN AUM[1]

LIQUID CREDIT
AUM: $47.7 billion

CLO MANAGEMENT	Carlyle managed CLOs (broadly syndicated senior secured bank loans)
CLO INVESTMENT	Equity and debt CLO tranches
LOANS & REVOLVING CREDIT	Senior secured revolving credit facilities of non-IG issuers

PRIVATE CREDIT
AUM: $34.3 billion

DIRECT LENDING	Directly originated loans, primarily first lien and financial sponsor-backed
OPPORTUNISTIC CREDIT	Directly originated private capital solutions primarily for non-sponsored companies
HYBRID CAPITAL	Flexible mandate across credit-oriented solutions, structured equity, and stressed / dislocated investments

REAL ASSETS CREDIT
AUM: $20.0 billion

AVIATION FINANCE	Commercial aircraft leasing / servicing and securitization of aircraft portfolios
INFRASTRUCTURE CREDIT	Credit investments in U.S. and international infrastructure assets
REAL ESTATE CREDIT	Lending to global real estate projects

ASSET-BACKED FINANCE
AUM: $11.8 billion

IG DEBT	Directly originated, privately structured asset-backed solutions, focused on acquiring or lending against diversified pools of collateral with contractual cash flows
NON-IG DEBT	
RESIDUAL / EQUITY	

PLATFORM INITIATIVES
AUM: $95.8 billion[1]

CARLYLE TACTICAL CREDIT FUND	CROSS-PLATFORM SMAs	ADVISORY CAPITAL
Investing dynamically across Carlyle's entire credit platform	Tailored separate accounts investing across the credit platform	Credit assets sub-advised for insurance platform

Source: The Carlyle Group. As of March 31, 2026 unless otherwise stated. Strategy characteristics are summary in nature and not intended to be an exhaustive list; any particular investment may not have any such characteristics.
1) Carlyle Global Credit and Platform Initiatives AUM includes $85.7 billion of insurance related assets.

17

18 Carlyle Direct Lending Investment Philosophy & Overview Note: Comments made here are based on Carlyle's subjective views. Past performance is not indicative of future results. There can be no assurance that a fund will be able to achieve comparable results, implement its investment strategy or achieve its investment objective. No assurance is given that any trends will continue, that forecasts will ultimately materialize, or that investment opportunities will be available. Carlyle Direct Lending seeks to operate in the middle market, utilizing an integrated platform sourcing approach Employ a rigorous and consistent investment process informed by the capability of the entire Carlyle platform Target a defensive approach to lending via disciplined underwriting Seek to deliver sustainable current cash income from predominantly first lien, senior secured, floating rate instrument 2 3 4 Focus on performing, non-cyclical companies with EBITDA of $25mn or greater, primarily backed by high-quality financial sponsors1

Quarterly Balance Sheet Detail

(Dollar amounts in thousands, except per share data)	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
ASSETS					
Investments—non-controlled/non-affiliated, at fair value	$ 2,050,323	$ 2,143,227	$ 2,200,482	$ 2,197,244	$ 2,029,229
Investments—non-controlled/affiliated, at fair value	73,912	71,570	101,931	103,064	124,893
Investments—controlled/affiliated, at fair value	121,391	120,164	120,217	163,614	122,983
Total Investments, at Fair Value	**2,245,626**	**2,334,961**	**2,422,630**	**2,463,922**	**2,277,105**
Cash, cash equivalents and restricted cash	250,883	49,218	52,268	76,493	97,241
Receivable for investments sold/repaid	644	151,022	48,069	214,757	152,912
Interest and dividend receivable	25,154	29,195	24,511	24,678	20,780
Derivative assets, at fair value	306	742	901	298	—
Prepaid expenses and other assets	11,195	9,539	9,547	10,019	9,575
Total Assets	**$ 2,533,808**	**$ 2,574,677**	**$ 2,557,926**	**$ 2,790,167**	**$ 2,557,613**
LIABILITIES & NET ASSETS					
Debt and secured borrowings	$ 1,247,186	$ 1,309,518	$ 1,306,757	$ 1,531,210	$ 1,379,555
Payable for investments purchased	16,395	880	368	21,547	—
Interest and credit facility fees payable	12,061	17,287	11,515	19,092	9,985
Dividend payable	22,931	29,162	29,161	28,723	28,108
Base management and incentive fees payable	13,405	14,599	14,751	14,360	14,124
Administrative service fees payable	986	326	840	1,261	1,738
Derivative liabilities, at fair value	3,502	—	500	1,436	5,033
Other accrued expenses and liabilities	4,953	5,047	1,434	5,150	2,509
Total Liabilities	**1,321,419**	**1,376,819**	**1,365,326**	**1,622,779**	**1,441,052**
Net Assets	**$ 1,212,389**	**$ 1,197,858**	**$ 1,192,600**	**$ 1,167,388**	**$ 1,116,561**
Net Asset Value Per Common Share	**$ 16.63**	**$ 16.43**	**$ 16.36**	**$ 16.26**	**$ 15.89**

Please refer to the Company's Form 10-Q and Form 10-K for more information.

19

Quarterly Income Statement Detail

(Dollar amounts in thousands, except per share data)	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
INVESTMENT INCOME					
Interest income[1]	$ 47,359	$ 60,830	$ 59,794	$ 60,721	$ 56,182
Dividend income from investment funds	6,554	5,000	5,000	5,000	5,302
Other income	951	1,451	1,715	1,192	2,595
Total Investment Income	**$ 54,864**	**$ 67,281**	**$ 66,509**	**$ 66,913**	**$ 64,079**
EXPENSES					
Management fees	$ 7,609	$ 8,665	$ 9,139	$ 9,231	$ 8,786
Incentive fees	4,400	5,934	5,612	5,130	5,348
Interest expense and credit facility fees	18,603	21,727	22,306	25,450	21,770
Other expenses	1,947	2,325	2,113	2,724	2,530
Excise tax expense	676	380	500	350	441
Net Expenses	**$ 33,235**	**$ 39,031**	**$ 39,670**	**$ 42,885**	**$ 38,875**
Preferred stock dividend	826	—	—	—	—
Net Investment Income[2]	**$ 20,803**	**$ 28,250**	**$ 26,839**	**$ 24,028**	**$ 25,204**
Net realized and change in unrealized gains (losses)	(7,575)	(13,620)	(2,936)	(6,643)	(29,422)
Net increase (decrease) in net assets resulting from operations[2]	**$ 13,228**	**$ 14,630**	**$ 23,903**	**$ 17,385**	**$ (4,218)**
Net Investment Income per Common Share	**$ 0.40**	**$ 0.39**	**$ 0.37**	**$ 0.33**	**$ 0.36**
Net Income (Loss) per Common Share	**$ 0.25**	**$ 0.20**	**$ 0.33**	**$ 0.24**	**$ (0.06)**

Note: There can be no assurance that we will continue to earn income at this rate and our income may decline. If our income declines, we may reduce the dividend we pay and the yield you earn may decline. Refer to the Company's Form 10-Q and Form 10-K for additional details.

(1) Inclusive of payment-in-kind interest income. (2) Presented net of the preferred stock dividend for the period.

20

On a supplemental basis, we are disclosing Adjusted Net Investment Income, Adjusted Net Investment Income Per Common Share, Adjusted Net Income and Adjusted Net Income Per Common Share each of which is calculated and presented on a basis other than in accordance with GAAP (“non-GAAP”). We use these non-GAAP financial measures internally to analyze and evaluate financial results and performance, and we believe these non-GAAP financial measures are useful to investors as an additional tool to evaluate our ongoing results and trends and to review our performance without giving effect to (i) the amortization/accretion resulting from the new cost basis of the investments acquired and accounted for under the acquisition method of accounting in accordance with ASC 805 and (ii) the one-time purchase or non-recurring investment income and expense events, including the effects on incentive fees. In addition, Company’s management uses the non-GAAP financial measure described above internally to analyze and evaluate financial results and performance and to compare its financial results with those of other business development companies that have not had similar one-time or non-recurring events. The presentation of these non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation. Starting in the first quarter of 2025, the adjustment to Adjusted Net Investment Income Per Common Share Represents the difference between GAAP amortization under the asset acquisition method of accounting in accordance with ASC 805 and management’s non-GAAP measure of amortization related to assets acquired in connection with the CSL III Merger on March 27, 2025, and the Credit Fund II Purchase on February 11, 2025. This adjustment reflects management’s view of the economic yield on the acquired assets and is consistent with the internal evaluation of performance. The following details the additional one-time or non-recurring events considered as part of the non-GAAP measures: • On December 1, 2025, the Company redeemed its 8.20% senior unsecured notes due December 1, 2028 (the “2028 Notes”). Refer to Note 9, Borrowings, in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2026 for more information on the redemption of the 2028 Notes. In connection with the redemption, the debt issuance costs applicable to the 2028 Notes were accelerated in accordance with GAAP. Non-GAAP Measures 21